UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2009
Idera Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2009, the Compensation Committee of the Board of Directors of Idera Pharmaceuticals, Inc. (the “Company”) approved compensation for its named executive officers, as set forth in the bullets and the table below:
•	The payment of cash bonus awards for 2009;

•	The grant of options to purchase shares of common stock of the Company;

•	New annual base salaries for 2010; and

•	Bonus targets as a percentage of base salary for 2010.

			2010 Annual	2010 Bonus
Name	2009 Bonus	Stock Options	Salary	Target

Sudhir Agrawal	$357,000	300,000	$530,000	70%
President, Chief Executive Officer and Chief Scientific Officer
Louis J. Arcudi, III	$70,000	110,000	$290,000	27%
Chief Financial Officer
Alice Bexon*	$36,000	24,000	$200,000	25%
Vice President, Clinical Development
Timothy Sullivan	$65,000	70,000	$289,120	25%
Vice President, Development Programs

*	During 2009, Dr. Bexon worked a 60% schedule and the annual salary listed in the table above assumes continuation of such schedule. Dr. Bexon’s 2010 annual salary would be $333,333 on a full-time basis.
Each of the options to purchase shares of the Company’s common stock is granted effective as of December 23, 2009 (the “date of grant”) and made pursuant to the Company’s 2008 Stock Incentive Plan. The exercise price will be equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of grant, and the options will vest in equal quarterly installments over four years commencing on the date of grant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: December 18, 2009	By:	/S/ LOUIS J. ARCUDI, III
Louis J. Arcudi, III
Chief Financial Officer